UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): March 16, 2015

CHINA GREENSTAR CORPORATION

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

000-54731	27-5213322
(Commission File Number)	(IRS Employer Identification No.)

Suite B, 16/F, Ritz Plaza 122 Austin Road Tsim Sha Tsui, Kowloon, Hong Kong	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 852 9787 3883

Stark Beneficial, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2015, China Greenstar Corporation received notification from Ms. Chen Jie that effective immediately, she resigned from her positions as Chief Financial Officer and Treasurer of the Company. There were no disagreements between Ms. Chen and the Company on any matter relating to the Company’s operations, policies or practices which resulted in her resignation.

Mr. Yang Rong, age 36, will succeed Ms. Chen as Chief Financial Officer and Treasurer of the Company. Mr. Yang acted as Procurement Director of Beijing Greenstar Holdings Company Limited from January 2014 to present. From January 2008 to December 2013, Mr. Yang was the Regional Sales Director of Zhengjiang Sanfang Control Valve Co., Ltd. Mr. Yang holds a Bachelor of Arts degree in Business Administration from Hangzhou Dianzi University.

We have not entered into an employment agreement with Mr. Yang Rong. At such time in the future that we do, we will file a Current Report on Form 8-K to disclose the terms of his compensation.

There is no family relationship between Mr. Yang Rong and any other director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Greenstar Corporation.

By:	/s/ Huangchen Chen
Name:	Huangchen Chen
Title:	Chief Executive Officer and President

Dated: March 20, 2015